MAXTOR CORPORATION


                                                   EXHIBIT 11.1


                    COMPUTATION OF NET LOSS PER SHARE
      For the Three Months Ended July 1, 1995 and June 25, 1994

                   (In thousands, except per share data)


                                             Three Months Ended
                                           -----------------------
                                             July 1,     June 25,
                                              1995         1994
                                           -----------------------

PRIMARY & FULLY DILUTED

Weighted average number of common
  shares outstanding during the period        52,085       49,925
                                           ==========   ==========

Net loss                                   $ (13,827)   $ (12,189)
                                           ==========   ==========

Net loss per share                         $   (0.27)   $   (0.24)
                                           ==========   ==========